                                                                    EXHIBIT 4.2

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                          FIRST SUPPLEMENTAL INDENTURE


                                    BETWEEN


                          EL PASO NATURAL GAS COMPANY


                                      AND


                           THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE


                           DATED AS OF MARCH 17, 1998



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
                               TABLE OF CONTENTS

ARTICLE I
         SCOPE OF THIS SUPPLEMENTAL INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION  1.1   Changes, etc. Applicable Only to the 1998A Debentures.  . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II
         AMENDMENTS TO THE SUBORDINATED INDENTURE;
         DEFINITION OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION  2.1   Amendment to Section 1.1 of the Subordinated Indenture. . . . . . . . . . . . . . . . . . . . . 2
         SECTION  2.2   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III
         1998A DEBENTURE FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION  3.1   Form of 1998A Debenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV
         GENERAL TERMS AND CONDITIONS OF THE 1998A DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION  4.1   Designation, Title and Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION  4.2   Amendments to Section 3.5 of the Subordinated Indenture.  . . . . . . . . . . . . . . . . . .  10
         SECTION  4.3   Amendment to Section 3.7 of the Subordinated Indenture. . . . . . . . . . . . . . . . . . . .  12
         SECTION  4.4   Changes to Section 5.1(a) and 5.1(b) Events of Default. . . . . . . . . . . . . . . . . . . .  12
         SECTION  4.5   1998A Debenture Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION  4.6   Amendment to Section 5.13 of the Subordinated Indenture.  . . . . . . . . . . . . . . . . . .  13
         SECTION  4.7   Modification of Section 10.6 of the Subordinated Indenture. . . . . . . . . . . . . . . . . .  14

ARTICLE V
         REDEMPTION AND EXCHANGE OF THE 1998A DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION  5.1   Optional  Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION  5.2   Redemption upon Occurrence of Trust Tax Event.  . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION  5.3   Exchange of Trust Securities for Debentures.  . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION  5.4   Interest on Converted 1998A Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION  5.5   No Sinking Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI
         CONVERSION OF 1998A DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION  6.1   Conversion Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                                       i
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
         SECTION  6.2   Conversion Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION  6.3   Expiration of Conversion Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION  6.4   Conversion Price Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION  6.5   Fundamental Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION  6.6   Notice of Adjustments of Conversion Price.  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION  6.7   Prior Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION  6.8   Dividend Reinvestment and Other Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION  6.9   Certain Additional Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION  6.10  Reservation of Common Stock; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION  6.11  Trustee Not Responsible for Determining Conversion
                          Price or Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VII
         EXTENSION OF INTEREST PAYMENT PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION  7.1   Extension of Interest Payment Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION  7.2   Additional Sums.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VIII
         LIMITATION OF TRANSACTIONS, COVENANTS AS TO TRUST;
         CERTAIN CONVERSIONS DEEMED PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION  8.1   Limitation of Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION  8.2   Covenants As To Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION  8.3   Certain Conversions Deemed Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE IX
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.1   Conflict of Any Provision with Trust Indenture Act of 1939. . . . . . . . . . . . . . . . . .  31
         SECTION  9.2   New York Law to Govern. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.3   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.4   Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.5   Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.6   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION  9.7   Benefit of First Supplemental Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION  9.8   Acceptance by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION  9.9   Ratification of Subordinated Indenture; First Supplemental
                          Indenture Controls; Scope of Subordinated Indenture.  . . . . . . . . . . . . . . . . . . .  32


                         FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE dated as of March 17, 1998 (the "First Supplemental Indenture"), to the Indenture, dated as of March 1, 1998 (the "Subordinated Indenture"), is between EL PASO NATURAL GAS COMPANY, a Delaware corporation (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has duly authorized the execution and delivery of the Subordinated Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") to be issued in one or more fully registered series, as in the Subordinated Indenture provided; and

         WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 4 3/4% Subordinated Convertible Debentures due 2028 (the "1998A Debentures"), a specimen copy of which is attached hereto as Exhibit A, on the terms set forth herein; and

         WHEREAS, Section 9.1 of the Subordinated Indenture provides that a supplement to the Subordinated Indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities to, inter alia, establish the form of securities of any series pursuant to Section 2.1 of the Subordinated Indenture and to establish the terms of securities of any series pursuant to Section 3.1 of the Subordinated Indenture, provided certain conditions are met; and

         WHEREAS, the conditions set forth in the Subordinated Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Subordinated Indenture have been done.

         NOW, THEREFORE:

         There is hereby established a series (as that term is used in Article II of the Subordinated Indenture) of Securities to be issued under the Subordinated Indenture, which series of Securities shall have the terms set forth herein and in the 1998A Debentures, and in consideration of the premises and the purchase and acceptance of the 1998A Debentures by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the 1998A Debentures, that the Subordinated Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE I

                      SCOPE OF THIS SUPPLEMENTAL INDENTURE

SECTION  1.1   Changes, etc. Applicable Only to the 1998A Debentures.

         Except for the changes to the Subordinated Indenture effected by
Section 4.2 of this First Supplemental Indenture that shall be applicable to all Securities issued under the Subordinated Indenture, other than as may be expressly stipulated to the contrary in a supplemental indenture thereto, the changes, modifications and supplements to the Subordinated Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 1998A Debentures, which shall be limited in aggregate principal amount to (a) $334,750,000 plus (b) such additional aggregate principal amount (which may not exceed $36,050,000 principal amount) of 1998A Debentures as shall be purchased in connection with the exercise by the Underwriters on the Option Closing Date (as such term is defined in the Underwriting Agreement) pursuant to the Underwriting Agreement dated March 11, 1998 (the "Underwriting Agreement") among the Company, El Paso Energy Capital Trust I and Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and Morgan Stanley Dean Witter, and shall not apply to any other Securities which may be issued under the Subordinated Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE II

         AMENDMENTS TO THE SUBORDINATED INDENTURE; DEFINITION OF TERMS

SECTION  2.1   Amendment to Section 1.1 of the Subordinated Indenture.

         Section 1.1 of the Subordinated Indenture is hereby amended by adding the following definitions in their proper alphabetical order:

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the 1998A Debentures that is in arrears for one or more quarterly interest payment periods or not paid during any Extension Period, which in either case shall accrue at the stated rate per annum specified or determined as specified in such 1998A Debenture and compounded quarterly.

         "Additional Sums" means, with respect to the Trust Securities, the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Preferred Securities and Trust Common Securities shall not be reduced as a result of any additional taxes, duties and governmental charges to which the Trust has become subject.

         "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Stock Fundamental Change, the average of the Closing Prices for the Common Stock during the 10 Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 6.4 of the First Supplemental Indenture.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Change in 1940 Act Law" means, as a result of the occurrence on or after the date of the original issuance of the Trust Preferred Securities of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

         "Closing Price" means, with respect to any shares of Capital Stock, on any day the reported last sale price on such day or, in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the New York Stock Exchange Composite Tape or, if the Capital Stock is not then traded on the New York Stock Exchange, on the principal national securities exchange or quotation system on which such Capital Stock is listed or admitted to trading or quoted or, if not listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such Capital Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by the National Association of Securities Dealers member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Common Stock" includes any stock of any class of Capital Stock of any Person which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of such Person and which is not subject to redemption by such Person. However, subject to the provisions of Section 6.4 of the First Supplemental Indenture, shares issuable on conversion of 1998A Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Conversion Agent" has the meaning specified in Section 6.2(a) of the First Supplemental Indenture.

         "Conversion Date" has the meaning specified in Section 6.2(a) of the First Supplemental Indenture.

         "Conversion Expiration Date" has the meaning specified in Section 6.3 of the First Supplemental Indenture.

         "Conversion Price" has the meaning specified in Section 6.1 of the First Supplemental Indenture.

         "Current Market Price" means the average of the last reported sale price, regular way, for the 10 Trading Days (as defined herein) ending on the date of determination, or, if no sale takes place on any such day, the average of the reported closing bid and asked prices on such day(s), regular way, in either case as reported on New York Stock Exchange Composite Tape, or, if such Common Stock is not listed or admitted to trading on New York Stock Exchange Composite Tape on any such day, on the principal national securities exchange or quotation system on which such Common Stock is listed or admitted to trading, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average closing bid and asked prices of such Common Stock in the over-the-counter market for the 10 Trading Days in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.
As used herein, the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

         "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of March 16, 1998, as the same may be modified, amended or supplemented in accordance with the applicable provisions thereof, including all exhibits thereto, including, for all purposes of the Declaration, any such modification, amendment or supplement, and the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Declaration.

         "Entitlement Date" has the meaning specified in the definition of "Applicable Price."

         "Expiration Time" has the meaning set forth in Section 6.4 of the First Supplemental Indenture.

         "Extension Period" has the meaning set forth in the form of 1998A Debenture attached as Exhibit A hereto.

         "First Supplemental Indenture" means the First Supplemental Indenture hereto, dated as of March 17, 1998, between the Company and the Trustee, which supplements this Indenture to the extent specified therein.

         "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, continuance, combination, reclassification, recapitalization, holding Company reorganization pursuant to Section 251(g) of the Delaware General Corporation Law or otherwise), provided that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

         "Liquidation Amount" means an amount with respect to the assets of the Trust equal to $50 per Trust Security.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "1998A Debentures" means the Company's 4 3/4% Subordinated Convertible Debentures due 2028.

         "Non-Stock Fundamental Change" means any Fundamental Change other than a Stock Fundamental Change.

         "Notice of Conversion" means the notice given (i) by a Holder of 1998A Debentures to the Conversion Agent directing the Conversion Agent to convert such 1998A Debentures into Common Stock on behalf of such Holder or (ii) by a holder of Trust Preferred Securities to the Conversion Agent under the Declaration directing such Conversion Agent to exchange such Trust Preferred Securities for 1998A Debentures and to convert such Debentures into Common Stock on behalf of such holder.

         "Purchaser Stock Price" means, with respect to any Stock Fundamental Change the average of the Closing Prices for the Common Stock received in such Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 6.4

         "Property Trustee" means the property trustee of the Trust appointed pursuant to Section 6.3 of the Declaration.

         "Purchased Shares" has the meaning specified in Section 6.4(e) of the First Supplemental Indenture.

         "Purchaser Stock Price" means, with respect to any Stock Fundamental Change the average of the Closing Prices for the Common Stock received in such Stock Fundamental Change for the 10 consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 6.4 of the First Supplemental Indenture.

         "Reference Date" has the meaning specified in Section 6.4 of the First Supplemental Indenture.

         "Reference Market Price" initially means $44.50 (which is an amount equal to 66 2/3% of the last reported sale price for the Common Stock on The New York Stock Exchange Composite Tape on March 11, 1998), and in the event of any adjustment of the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of the 1998A Debentures.

         "Rights Agreement" means the Amended and Restated Shareholder Rights Agreement, dated July 23, 1997, between the Company and The First National Bank of Boston, as rights agent, or any successor to such Rights Agreement.

         "Stock Fundamental Change" means either (i) any Fundamental Change that is a holding company reorganization (whether effected in accordance with Section 251(g) of the Delaware General Corporation Law or otherwise) provided that immediately after such Fundamental Change the Common Stock of the holding company in such Transaction is admitted for listing on a national securities exchange or for quotation on the Nasdaq National Market or (ii) any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors in a Board Resolution) of the consideration received by holders of Common Stock consists of Common Stock that for each of the 10 consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change that is not a holding company reorganization described in clause (i) above shall not be a Stock Fundamental Change if either (a) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Trust Preferred Securities continue to exist as outstanding Trust Preferred Securities or (b) not later than the occurrence of such Fundamental Change, the outstanding Trust Preferred Securities are converted into or exchanged for shares of convertible Preferred Stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible Preferred Stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Trust Preferred Securities.

         "Tax Action" means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the 1998A Debentures, or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus related to the issuance of the Trust Preferred Securities.

         "Trading Day" means a Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange in the applicable securities market.

         "Transaction" has the meaning specified in Section 6.5 of the First Supplemental Indenture.

         "Trust" means El Paso Energy Capital Trust I, a Delaware business trust and an Affiliate of the Company and any successor to such trust in accordance with the Declaration.

         "Trust Common Security" means the common securities representing undivided subordinated beneficial ownership interests in the assets of the Trust with a Liquidation Amount of $50 per Trust Common Security, issued by the Trust.

         "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Property Trustee an Opinion of Counsel (as defined in the Declaration) from a firm having a national tax and securities practice and that is experienced in 1940 Act matters (which Opinion of Counsel shall not have been rescinded by such law firm) to the effect that as a result of a Change in 1940 Act Law, there is more than an insubstantial risk that the Trust is or, within 90 days after such date, will be considered an "investment company" which is required to be registered under the 1940 Act.

         "Trust Preferred Securities" means the preferred undivided beneficial ownership interests in the assets of the Trust with a Liquidation Amount of $50 per Trust Preferred Security, issued by the Trust.

         "Trust Securities" means the Trust Common Securities and the Trust Preferred Securities.

         "Trust Special Event" means a Trust Tax Event or a Trust Investment Company Event.

         "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Property Trustee an Opinion of Counsel (as defined in the Declaration) from a firm having a national tax and securities practice (which Opinion of Counsel shall not have been rescinded by such law firm) that there has been a Tax Action which relates to any of the items described in (i) through (iii) below, and that there is more than an insubstantial risk that (i) the Trust is or, within 90 days after such date, will be subject to United States federal income tax with respect to income accrued or received on the 1998A Debentures, (ii) the Trust is or, within 90 days after such date, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges or (iii) interest payable by the Company on the 1998A Debentures is not or, within 90 days after such date, will not be deductible by the Company for United States federal income tax purposes.

         "Underwriters" with respect to the Trust Preferred Securities, means Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and Morgan Stanley Dean Witter.

         "Underwriting Agreement" shall have the meaning set forth in Section
1.1 of the First Supplemental Indenture.

SECTION  2.2   Defined Terms

         For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the terms which are defined in the Subordinated Indenture have the same meanings when used in this First Supplemental Indenture;

         (ii) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

         (iii) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

         (iv) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

         (v) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise specified;

         (vi) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

         (vii) headings are for convenience of reference only and do not affect interpretation; and

         (viii)  the following terms have the meanings given to them in the
Declaration: (i) Additional Amounts; (ii) Administrative Trustee; (iii) Trust Common Securities Guarantee; and (iv) Trust Preferred Securities Guarantee.

                                  ARTICLE III

                              1998A DEBENTURE FORM

SECTION  3.1   Form of 1998A Debenture.

         The 1998A Debentures, with the form of the Trustee's Certificate of Authentication to be endorsed thereon, shall be substantially in the form of Exhibit A to this First Supplemental Indenture.

                                   ARTICLE IV


              GENERAL TERMS AND CONDITIONS OF THE 1998A DEBENTURES

SECTION  4.1   Designation, Title and Terms.

         There is hereby authorized a series of Securities designated the "4 3/4% Convertible Subordinated Debentures due 2028," limited in aggregate principal amount to (a) $334,750,000 plus (b) such aggregate principal amount (which may not exceed $36,050,000 principal amount) of additional 1998A Debentures as shall be purchased by the Underwriters on the Option Closing Date pursuant to the Underwriting Agreement, which amount shall be as set forth in any written order of the Company for the authentication and delivery of 1998A Debentures pursuant to Section 3.3 of the Subordinated Indenture. All of the 1998A Debentures issued pursuant to this First Supplemental Indenture shall be deemed to have been issued as of, and shall begin to accrue interest as specified herein from, the Closing Date (as such term is defined in the Underwriting Agreement). The 1998A Debentures will be issued only in registered form without coupons and only in denominations of $50 and any integral multiple thereof. The 1998A Debentures will mature on March 31, 2028 and bear interest at a rate of 4 3/4% per annum from March 17, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day of the month of such Interest Payment Date (that is, each March 15, June 15, September 15 and December 15). Interest on the 1998A Debentures will be computed on the basis of a 360-day year comprised of twelve, 30-day months.

         Principal of, and premium, if any, and interest on the 1998A Debentures will be payable, 1998A Debentures may be presented for conversion and transfers of the 1998A Debentures will be registrable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and transfers of the 1998A Debentures will also be registrable at such other office or agency of the Company as may be maintained for such purpose. In addition, payment of interest may be made, at the option of the Company, by (i) check mailed to the address of the Person entitled thereto as shown on the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated to the Paying Agent by the Person entitled thereto as specified in the Security Register no later than the applicable Record Date.

         The Securities will be redeemable as provided in Article V.

         The Securities will be convertible as provided in Article VI.

         The Securities will be subject to repurchase by the Company, at the option of the Holders, as provided in the form of Debenture attached as Exhibit A.

SECTION  4.2   Amendments to Section 3.5 of the Subordinated Indenture.

         Section 3.5 of the Subordinated Indenture is hereby amended by deleting the last paragraph thereof and by substituting the following in lieu thereof:

                 Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                 Any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

                 If at any time the Depositary for the Securities notifies the Company that it is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

                 The Company may at any time and in its sole discretion determine that Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

                 Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be qualified to serve as Depositary, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an Event of Default. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

                 Every Security authenticated and delivered upon registration of transfer, or in exchange for or in lieu, of a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Sections 3.4,
         3.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION  4.3   Amendment to Section 3.7 of the Subordinated Indenture.

         Section 3.7 of the Subordinated Indenture is hereby amended by inserting the following at the end of such section:

                 In the case of any 1998A Debenture which is converted after any Regular Record Date and on or prior to the corresponding Interest Payment Date (other than any such 1998A Debenture which shall have been called for redemption on a date within such period), interest on such 1998A Debenture whose Stated Maturity is on such Interest Payment Date shall be deemed to continue to accrue and shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 1998A Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any 1998A Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 1998A Debenture shall not be payable (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Stock received by the holders upon such conversion).

SECTION  4.4   Changes to Section 5.1(a) and 5.1(b) Events of Default.

         For purposes of the 1998A Debentures, the Events of Default specified in paragraphs (a) and (b) of Section 5.1 of the Subordinated Indenture shall not apply to the 1998A Debentures, and the following paragraphs shall be substituted as Events of Default in respect of the 1998A Debentures in lieu thereof:

                 (a) default in the payment of any interest upon or any additional amount payable in respect of any 1998A Debentures when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in Article XIV hereof or in any indenture supplemental thereto); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the First Supplemental Indenture or any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

                 (b) default in the payment of the principal of (or premium, if any, on) any 1998A Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series (whether or not such payment is prohibited by the subordination provisions set forth in Article XIV hereof or in any indenture supplemental hereto); provided, however, that a valid extension of the maturity of the 1998 Debentures in accordance with the terms of this Indenture or any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any.

SECTION  4.5   1998A Debenture Events of Default.

         In addition to the matters constituting Events of Default as defined in the Subordinated Indenture, as modified by Section 4.4 of this First Supplemental Indenture, the following shall constitute additional Events of Default with respect to the 1998A Debentures only:

                 (a) failure by the Company to convert the 1998A Debentures into shares of Common Stock as provided in Article VI of this First Supplemental Indenture (whether or not conversion or exchange is prohibited by the subordination provisions set forth in
         Article XIV of the Subordinated Indenture or in any indenture supplemental thereto), provided, that Notice of Conversion is delivered in accordance with Section 6.2(a) of this First Supplemental Indenture; or

                 (b) if, after the original issuance of the 1998A Debentures to the Trust or the Property Trustee in connection with the original issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the 1998A Debentures to holders of Trust Securities in liquidation of their interests in the Trust, (ii) the redemption or conversion of all of the outstanding Trust Securities of the Trust or
         (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

SECTION  4.6   Amendment to Section 5.13 of the Subordinated Indenture.

         For purposes of the 1998A Debentures, Section 5.13(a) of the Subordinated Indenture shall not apply to the 1998A Debentures and the following provision shall be substituted in lieu thereof:

                 (a) a continuing default in the payment of the principal of (or premium, if any) or any interest on any 1998A Debentures as and when the same shall become due by the terms of the 1998A Debentures otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with this Indenture)), which default cannot be waived without the consent of the Holder(s) of each of the 1998A Debentures, and

                 (b)      the following proviso shall be added at the end of
         Section 5.13(b) of the Subordinated Indenture:

         ; provided, however, that if the 1998A Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of Trust Securities of the Trust (or such higher percentage in Liquidation Amount of Trust Securities as may be specified in the Declaration) shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holders of a majority in Liquidation Amount of the Trust Securities of a class (or such higher percentage in Liquidation Amount of such class of Trust Securities as may be specified in the Declaration) is required under the Declaration, such waiver shall not be effective until the Holders of a majority (or such higher percentage, as the case may be) in Liquidation Amount of the Trust Securities of such class shall have consented to such waiver.

SECTION  4.7   Modification of Section 10.6 of the Subordinated Indenture.

         For purposes of the 1998A Debentures, Section 10.6 of the Subordinated Indenture shall be amended by inserting the following proviso at the end of such Section:

         ; provided, however, that if the 1998A Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holders of a majority in Liquidation Amount of the Trust Securities of a class is required under the Declaration, such waiver shall not be effective until the Holders of a majority in Liquidation Amount of the Trust Securities of each such class shall have consented to such waiver.

                                   ARTICLE V

                REDEMPTION AND EXCHANGE OF THE 1998A DEBENTURES

SECTION  5.1   Optional  Redemption.

         (a) Subject to the provisions of Article XI of the Subordinated Indenture, the Company shall have the right to redeem the 1998A Debentures, in whole or in part, from time to time, on or after March 31, 2002. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the 1998A Debentures, at the following Redemption Prices (expressed as percentages of the principal amount of the 1998A Debentures), if redeemed during the 12-month period beginning on March 31 of the years set forth below:

                   Year                           Redemption Price
                   ----                           ----------------
                   2002                                  102.850%
                   2003                                  102.375%
                   2004                                  101.900%
                   2005                                  101.425%
                   2006                                  100.950%
                   2007                                  100.475%
            2008 and thereafter                              100%

in each case together with accrued and unpaid interest (including Additional Interest and Additional Sums, if any) to (but not including) the date fixed for redemption (subject to the rights of Holders of record on any Regular Record Date to receive interest due on any Interest Payment Date that is on or prior to such redemption date).

         (b) If at any time prior to the Conversion Expiration Date, less than ten percent (10%) in principal amount of the 1998A Debentures originally issued by the Company remain outstanding, such 1998A Debentures shall be redeemable, at the option of the Company, exercisable at any time in whole but not in part, at a Redemption Price equal to the aggregate unpaid principal amount thereof, and all accrued and unpaid interest (including Additional Interest and Additional Sums, if any) due thereon to the date fixed for redemption.

         (c) If any 1998A Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the 1998A Debenture so selected, the converted portion of such 1998A Debenture shall be deemed (so far as may be) to be the portion selected for redemption. 1998A Debentures which have been converted during a selection of 1998A Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one 1998A Debenture is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one 1998A Debenture.

         (d) The notice of redemption to be made to the Holders of the 1998A Debentures shall specify, in addition to those items specified in Section
11.4 of the Subordinated Indenture, the conversion rate or price, the date on which the right to convert the 1998A Debentures to be redeemed will terminate and the place or places where such 1998A Debentures may be surrendered for conversion.

SECTION  5.2   Redemption upon Occurrence of Trust Tax Event.

         If, at any time after March 31, 2002, a Trust Tax Event shall occur and be continuing, the Company shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to redeem the 1998A Debentures in whole or in part, upon not less than 30 nor more than 60 days' notice at the Redemption Price for cash equal to the aggregate unpaid principal amount thereof plus accrued and unpaid interest thereon (including Additional Interest and Additional Sums, if any) to the date fixed for redemption.

SECTION  5.3   Exchange of Trust Securities for Debentures.

         (a) At any time, the Company shall have the right to terminate the Trust and cause the 1998A Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         (b) If a Trust Special Event shall occur, the Company shall give the Trustee notice of the same. If a Trust Special Event shall occur and be continuing, the Declaration requires the Property Trustee and the Administrative Trustees (as defined in the Declaration) under the Declaration to direct the Conversion Agent under the Declaration to exchange all outstanding Trust Securities for the 1998A Debentures having an aggregate unpaid principal amount equal to the aggregate Liquidation Amount of the Trust Securities to be exchanged with accrued and unpaid interest in an amount equal to any unpaid distributions (including any Additional Amounts (as defined in the Declaration)) on the Trust Securities, provided that, in the case of a Trust Tax Event, the Company shall have the right to direct the Conversion Agent that less than all, or none, of the Trust Securities be so exchanged (i) if and for so long as the Company shall have elected to pay any Additional Sums (as defined in the Declaration) such that the net amounts received by holders of the Trust Securities not so exchanged in respect of distributions are not reduced as a result of such Trust Tax Event, and shall not have revoked any such election or failed to make such payments or (ii) if the Company shall instead elect to redeem the 1998A Debentures, in whole or in part, in the manner set forth in Section 5.2.

SECTION  5.4   Interest on Converted 1998A Debentures.

         If any 1998A Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such 1998A Debenture shall be paid to the Company upon Company Request or, if then held by the Company, shall be released from such trust.

SECTION  5.5   No Sinking Fund.

         The 1998A Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE VI

                         CONVERSION OF 1998A DEBENTURES

SECTION  6.1   Conversion Rights.

         Subject to and upon compliance with the provisions of this Article, the 1998A Debentures are convertible, at the option of the Holder, at any time prior to the Conversion Expiration Date, into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 0.6011 shares of Common Stock (1.2022 shares of Common Stock immediately after giving effect to the two-for-one stock split to be effected by payment of a 100 percent stock dividend (on a per share basis), which dividend is payable on April 1, 1998 to stockholders of record on March 13, 1998) for each $50 in aggregate principal amount of 1998A Debentures (equal to a conversion price of $83.18 principal amount of 1998A Debentures per share of Common Stock (as calculated before giving effect to such two-for-one stock split)), subject to adjustment as described in this Article (as adjusted, the "Conversion Price"). The Company shall give notice to the Conversion Agent immediately upon payment of the foregoing dividend. A Holder of 1998A Debentures may convert any portion of the principal amount of the 1998A Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the 1998A Debentures to be converted by the Conversion Price. In case a 1998A Debenture or portion thereof is called for redemption, such conversion right in respect of the 1998A Debenture or portion so called shall expire at the close of business on the Conversion Expiration Date.

SECTION  6.2   Conversion Procedures.

         (a) In order to convert all or a portion of the 1998A Debentures, the Holder thereof shall deliver to the Trustee, as conversion agent or to such other agent appointed for such purposes (the "Conversion Agent") an irrevocable Notice of Conversion setting forth the principal amount of 1998A Debentures to be converted, and the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion together with the 1998A Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Preferred Security for a portion of the 1998A Debentures held by the Trust (at an exchange rate of $50 principal amount at of 1998A Debentures for each $50 of Liquidation Amount of Trust Securities) and (ii) to immediately convert such 1998A Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article and, if such Trust Securities are in definitive form, surrendering such Trust Securities to the Conversion Agent. So long as the Trust Securities are outstanding, the Conversion Agent shall not convert any 1998A Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities. If a Notice of Conversion is delivered on or after a Regular Record Date and prior to the subsequent Interest Payment Date (other than with respect to a 1998A Debenture which has been called for redemption on a date within such period), the Holder of record on the Regular Record Date will be entitled to receive the interest paid on the subsequent Interest Payment Date on the portion of 1998A Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any 1998A Debenture which is converted, interest whose Stated Maturity is on or after the date of conversion of such 1998A Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the 1998A Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Trust Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date and such Person or Persons shall cease to be a record Holder or record Holders of the 1998A Debentures on that date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

         (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the 1998A Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount of the portion of 1998A Debentures so converted and any unpaid interest (including Additional Interest and Additional Sums, if any) accrued on such 1998A Debentures at the time of such conversion.

         (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent, a cash adjustment in an amount equal to the same fraction of the Closing Price with respect to such fractional interest on the date on which the 1998A Debentures or Trust Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Securities or the holder of the Trust Securities so converted.

         (d) In the event of the conversion of any 1998A Debenture in part only, a new 1998A Debenture or 1998A Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation of the 1998A Debenture converted in part in accordance with Section 3.5 of the Subordinated Indenture or with respect to the 1998A Debentures evidenced by a Global Security or otherwise held by the Property Trustee, by the Trustee indicating the reduced principal amount of such Global Security on the schedule attached thereto.

         (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Trust Securities (in the exchange of Trust Securities for 1998A Debentures) and as agent of the Holders of 1998A Debentures (in conversion of 1998A Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange 1998A Debentures held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities in accordance with this Article and (ii) to convert all or a portion of the 1998A Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article and to deliver to the Property Trustee a new 1998A Debenture or 1998A Debentures for any resulting unconverted principal amount.

SECTION  6.3   Expiration of Conversion Rights.

         The conversion rights of the Holders shall expire on the close of business on the Business Day prior to the maturity date of the 1998A Debentures, or, in the case of 1998A Debentures called for redemption, at the close of business on the Business Day prior to the Redemption Date unless the Company defaults in making the payment due upon redemption (the "Conversion Expiration Date").

SECTION  6.4   Conversion Price Adjustments.

         The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:

         (a) In case the Company shall, while any of the 1998A Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock (excluding payment of the two-for-one stock split declared by the Company that is payable on April 1, 1998 to stockholders of record on March 13, 1998), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) reclassify its shares of Common Stock into shares of Common Stock and securities other than shares of Common Stock not constituting a Fundamental Change, then the Conversion Price and the number and kind of shares of Common Stock and such other securities receivable upon a conversion of 1998A Debentures in effect immediately prior to such action shall be adjusted so that the Holder of any 1998A Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and such other securities of the Company which such Holder would have owned immediately prior thereto if such 1998A Debenture had been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection
(a), the Holder of any 1998A Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of Capital Stock of the Company, the Board of Directors, whose determination shall be conclusive and shall be described in a Board Resolution shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of Capital Stock. In the event that such dividend, distribution, subdivision, combination or reclassification is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (b) In case the Company shall, while any of the 1998A Debentures are Outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date mentioned below, the Conversion Price for the 1998A Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned below, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned below, plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised, within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

         (c) Subject to the last sentence of this subsection (c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock (excluding payment of the two-for-one stock split declared by the Company that is payable on April 1, 1998 to stockholders of record on March 13,
1998), cash or assets (including securities, but excluding any rights or warrants referred to in subsection (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 6.4(a)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to such distribution (the "Reference Date") by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board

Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of Capital Stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this subsection (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subsection (a) or (b)), except any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subsection (a).

         (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all (i) regular quarterly cash dividends that do not exceed the per share amount of the immediately preceding regular quarterly cash dividend (as adjusted to reflect any of the events referred to in Sections 6.4(a), 6.4(b) or 6.4(c)) and (ii) regular quarterly cash dividends if the annualized amount thereof per share of Common Stock does not exceed 10% of the Current Market Price per share of the Common Stock on the Trading Day immediately preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 10% of the Current Market Price per share, determined as provided above) applicable to one share of Common Stock and of which the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above (excluding that portion of such distribution that does not exceed 10% of the Current Market Price per share, determined as provided above), in lieu of the foregoing adjustment adequate provision shall be made so that each Holder of 1998A Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such 1998A Debenture(s) immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 10% of the Current Market Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer as it shall have been amended) that exceeds 110% of the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (e) by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (including any shares tendered or exchanged in such offer) at the Expiration Time (including the Purchased Shares, as defined below) multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and of which the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") (excluding that portion of such consideration that does not exceed 110% of the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration
Time) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that no shares are validly accepted in such tender or exchange offer, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (f) The Company shall have the right to reduce from time to time the Conversion Price by any amount selected by the Company for any period of at least 20 days, provided, that the Company shall give at least 15 days' prior notice of such reduction to the Trustee, the Property Trustee, the Conversion Agent, the holders of the Trust Securities (if the Trust then holds 1998A Debentures) and other Holders of the 1998A Debentures. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above in Sections 6.4(a) through (e), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. There shall be no adjustment of the Conversion Price in case of the issuance of any Capital Stock

(or securities convertible into or exchangeable for Capital Stock) of the Company except as specifically described in this Article.

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by subsections (a) through (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period, and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the 1998A Debentures a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         (i) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holders of the 1998A Debentures.

SECTION  6.5   Fundamental Change.

         (a) In the event that the Company is a party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, continuance, sale of all or substantially all of the assets of the Company, recapitalization, holding company reorganization (whether pursuant to Section 251(g) of the Delaware General Corporation Law or otherwise) or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each 1998A Debenture shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a 1998A Debenture was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each 1998A Debenture shall thereafter be convertible (in the manner described herein) into Common Stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed in subsections (b) and (c) relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The Holders of 1998A Debentures will have no voting rights with respect to any Transaction described in this section.

         (b) If any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described in subsection (c) below. In addition, in the event of a Stock Fundamental Change, each 1998A Debenture shall be convertible solely into Common Stock of the kind received by holders of Common Stock as a result of such Stock Fundamental Change.

         (c) The Conversion Price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change as follows:

                 (1) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non-Stock Fundamental Change will be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change (after giving effect to any other prior adjustments), and (B) the result obtained by multiplying the greater of the Applicable Price and the then applicable Reference Market Price by a fraction of which the numerator will be 100 and of which the denominator will be an amount based upon the date such Non-Stock Fundamental Change occurs. For the 12-month period beginning March 31, 1998 (and during the period from March 17, 1998 to March 30, 1998), the denominator used in the immediately preceding sentence will be 104.75%, and such denominator will decrease by 0.475% during each successive 12-month period, provided that in no event shall the denominator be less than 100%; and

                 (2) in the case of a Stock Fundamental Change, the Conversion Price immediately following such Stock Fundamental Change will be the Conversion Price in effect immediately prior to such Stock Fundamental Change (after giving effect to any other prior adjustments) as adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be the Purchaser Stock Price and of which the denominator will be the Applicable Price; provided, however, that in the event of a holding company reorganization of the Company (whether effected in accordance with Section 251(g) of the Delaware General Corporation Law or otherwise) or in the event of a Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is Common Stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such Common Stock resulting from such Stock Fundamental Change) and (B) all of the Common Stock will have been exchanged for, converted into, or acquired for Common Stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the Conversion Price immediately following such Stock Fundamental Change will be the Conversion Price in effect immediately prior to such Stock Fundamental Change as adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be one and the denominator will be the number of shares of Common Stock of the holding company, successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Stock Fundamental Change.

SECTION  6.6   Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent, the Property Trustee and the transfer agent for the Trust Securities and the 1998A Debentures; and

         (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Trust Securities and the 1998A Debentures at their last addresses as they appear upon the transfer books of the Company and the Trust and the Securities Registrar.

SECTION  6.7   Prior Notice of Certain Events.

         In case:

         (i) the Company shall (A) declare any dividend (or any other distribution) on its Common Stock, other than (x) a dividend payable in shares of Common Stock or (y) a dividend payable in cash that would not require an adjustment pursuant to Section 6.4(c) or (d) or (B) authorize a tender or exchange offer that would require an adjustment pursuant to Section 6.4(e) (or shall amend any such tender or exchange offer to change the maximum number of shares being sought or the amount or type of consideration being offered (including by exchange) therefor);

         (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or series or of any other rights or warrants;

         (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

         (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company, (A) shall if any Trust Securities are outstanding under the Declaration, cause to be filed with the transfer agent for the Trust Securities, and shall cause to be mailed to the holders of record of the Trust Securities, at their last addresses as they shall appear upon the transfer books of the Trust or (B) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or (z) the date on which such tender or exchange offer (other than an exchange offer contemplated by clause (y) above) commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto); but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

SECTION  6.8   Dividend Reinvestment and Other Plans.

         Notwithstanding anything to the contrary in this Article, no adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock of the Company pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock of the Company under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock or a class thereof, of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price.

SECTION  6.9   Certain Additional Rights.

         In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 6.4(c) or 6.4(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 6.4(c)), the Holders of the 1998A Debentures upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the 1998A Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of Capital Stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of 1998A Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of 1998A Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of Capital Stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of Capital Stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION  6.10   Reservation of Common Stock; Taxes.

         (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock solely for issuance upon the conversion of the 1998A Debentures, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the 1998A Debentures then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of 1998A Debentures shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock) so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the 1998A Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Common Stock received upon conversion of the 1998A Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its commercially reasonable efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of 1998A Debentures that are at the time applicable), in order to enable the Company to lawfully issue Common Stock to each Holder upon conversion of the 1998A Debentures.

         (b) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of 1998A Debentures. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the 1998A Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.


         (c) Nothing in this Article shall limit the requirement of the Company to withhold taxes pursuant to the terms of the 1998A Debentures or as set forth in the Subordinated Indenture (including this First Supplemental Indenture) or otherwise require the Trustee or the Company to pay any amounts on account of such withholdings.

SECTION 6.11 Trustee Not Responsible for Determining Conversion Price or Adjustments.

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any 1998A Debenture to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or whether any indenture supplemental hereto needs be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any 1998A Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any 1998A Debenture for the purpose of conversion. All 1998A Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the discretion of the Trustee, which shall dispose of the same as provided in
Section 3.9 of the Subordinated Indenture.

                                  ARTICLE VII



                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION  7.1   Extension of Interest Payment Period.

         As long as an Event of Default under Section 5.1 of the Subordinated Indenture shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the 1998A Debentures, to defer payments of interest by extending the interest payment period of such 1998A Debentures for a period not exceeding 20 consecutive quarters as provided in the form of 1998A Debenture attached as Exhibit A.

SECTION  7.2   Additional Sums.

         In the event that (a) the Property Trustee is the Holder of all of the Outstanding 1998A Debentures, (b) a Trust Tax Event in respect of the Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed or exchanged all the 1998A Debentures pursuant to Section 5.2 or 5.3, respectively, or (ii) terminated the Trust pursuant to Section 9.1 of the

Declaration, the Company shall pay Additional Sums to the Trust (and its permitted successors or assigns under the Declaration) for so long as the Property Trustee (or its permitted successor or assignee) is the registered holder of the 1998A Debentures. Whenever in this First Supplemental Indenture, the Subordinated Indenture or the 1998A Debentures there is a reference in any context to the payment of principal of or interest on the 1998A Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the extension of an interest payment period pursuant to Section 7.1 shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

                                  ARTICLE VIII

              LIMITATION OF TRANSACTIONS, COVENANTS AS TO TRUST;
                      CERTAIN CONVERSIONS DEEMED PAYMENT

SECTION  8.1   Limitation of Transactions.

         So long as any 1998A Debentures remain outstanding, if (a) an Event of Default has occurred and is continuing or there shall have occurred and be continuing any event of which the Company has actual knowledge that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) the Company is in default of its obligations under the Trust Preferred Securities Guarantee (as defined in the Declaration) or the Trust Common Securities Guarantee (as defined in the Declaration), or (c) the Company shall have given notice of its election to defer payments of interest on the 1998A Debentures by extending the interest payment period as provided in
Section 7.1 and such period or any extension thereof shall be continuing, then, during such period, the Company shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its Capital Stock (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its Capital Stock and conversions or exchanges of Common Stock of one class for Common Stock of another class and
(y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of Capital Stock pursuant to such rights) or (ii) make any payments of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the 1998A Debentures (other than (u) any redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including Capital Stock) that rank pari passu with or junior to the securities on which such redemption, interest, principal or guarantee payment is being made, (v) payments under the Trust Preferred Securities Guarantee (as defined in the Declaration) or the Trust Common Securities Guarantee (as defined in the Declaration), (w) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees,

(x) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock, (y) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (z) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of Capital Stock pursuant to such rights).

SECTION  8.2   Covenants As To Trust.

         The Company covenants with each Holder of the 1998A Debentures that it will (i) for so long as Trust Preferred Securities are outstanding, (a) not convert the 1998A Debentures except pursuant to a notice of conversion delivered to the Conversion Agent under the Declaration by a holder of Trust Securities, (b) maintain directly or indirectly 100% ownership of the Trust Common Securities, provided, that any permitted successor of the Company under the Subordinated Indenture as amended by this First Supplemental Indenture may succeed to the Company's ownership of the Trust Common Securities; and (c) not voluntarily terminate, wind-up or liquidate the Trust, except in connection with (A) a distribution of the 1998A Debentures to the holders of Trust Preferred Securities in liquidation of the Trust, (B) the redemption of all Trust Securities or (C) mergers, consolidations or amalgamations permitted by the Declaration; (ii) use its commercially reasonable efforts, consistent with the terms and provisions of the Declaration to cause the Trust to remain classified as a grantor trust, and not taxable as a corporation, for United States federal income tax purposes; (iii) deliver shares of Common Stock upon an election by a holder of 1998A Debentures to convert such 1998A Debentures into or for Common Stock, and (iv) honor all obligations relating to the conversion or exchange of the Trust Securities into or for Common Stock or 1998A Debentures.

SECTION  8.3   Certain Conversions Deemed Payment.

         For the purposes of Article XIV of the Subordinated Indenture only,
(1) the issuance and delivery of junior securities upon conversion of 1998A Debentures in accordance with Article VI hereof shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on 1998A Debentures or on account of the purchase or other acquisition of 1998A Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a 1998A Debenture shall be deemed to constitute payment on account of the principal of such 1998A Debenture. For the purposes of this Section 8.3, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to the prior payment in full of all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the 1998A Debentures are so subordinated as provided in Article XIV of the Subordinated Indenture. Nothing contained in this Article VIII or elsewhere in this First Supplemental Indenture, the Subordinated Indenture or in the 1998A Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the 1998A Debentures, the right, which is absolute and unconditional, of the

Holder of any 1998A Debenture to convert such 1998A Debenture in accordance with Article VI hereof.

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION  9.1   Conflict of Any Provision with Trust Indenture Act of 1939.

         If any provision of this First Supplemental Indenture qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act of 1939, as amended, the imposed duties shall control.

SECTION  9.2   New York Law to Govern.

         THIS SUPPLEMENTAL INDENTURE AND THE 1998A DEBENTURES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

SECTION  9.3   Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION  9.4   Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION  9.5   Severability of Provisions.

         In case any provision in this First Supplemental Indenture or in the 1998A Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION  9.6   Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION  9.7   Benefit of First Supplemental Indenture.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the 1998A Debentures, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION  9.8   Acceptance by Trustee.

         The Trustee accepts the amendments to the Subordinated Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Subordinated Indenture as hereby amended or supplemented, but only upon the terms and conditions set forth in the Subordinated Indenture as so amended or supplemented. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Subordinated Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

SECTION 9.9 Ratification of Subordinated Indenture; First Supplemental Indenture Controls; Scope of Subordinated Indenture.

         (a) The Subordinated Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Subordinated Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to Section 9.1 hereof, supersede the provisions of the Subordinated Indenture to the extent the Subordinated Indenture is inconsistent herewith.

         (b) The changes, modifications and supplements to the Subordinated Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 1998A Debentures, and shall not apply to any other Securities which may be issued under the Subordinated Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                          EL PASO NATURAL GAS COMPANY


                                          By:   /s/ H. BRENT AUSTIN
                                                ------------------------------
                                                H. Brent Austin
                                                Executive Vice President and
                                                   Chief Financial Officer

                                          THE CHASE MANHATTAN BANK


                                          By:   /s/ RICHARD LORENZEN
                                                ------------------------------
                                                Name: Richard Lorenzen
                                                Title: Senior Trust Officer

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

                 [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A
DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                 UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No __________________________________                    CUSIP NO. 283695 BH 6

                          EL PASO NATURAL GAS COMPANY

               4 3/4% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2028

                 EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Company," which term includes any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of _________________________________ _____________________ ($_______________)
[or such greater or lesser principal sums as shall be noted on the

Schedule attached hereto]* on March 31, 2028 and to pay interest on said principal sum from March 17, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998, at the rate of 4 3/4% per annum plus Additional Interest and Additional Sums (as defined in Section 1.1 of the Subordinated Indenture) if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Subordinated Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the fifteenth day of the month of such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Subordinated Indenture.

                 The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for a period not exceeding 20 consecutive quarters from the date of issue or the most recent date that interest has been paid or been duly provided for (an "Extension Period"). During any Extension Period, interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law and Additional Sums, if any) to the Holder(s) in whose names the Securities are registered on the Regular Record Date preceding the end of the Extension Period. "Additional Interest" means interest that shall accrue on any interest on the Securities that is in
-----------------------
     *   Insert if Global Security or if held by the Property Trustee.

arrears for more than one quarter or not paid during an Extension Period, which in either case shall accrue at the rate per annum borne by this Security compounded quarterly. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof and no default under this Security or Event of Default shall be deemed to occur solely as a result of an Extension Period. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date and (ii) the date that El Paso Energy Capital Trust I is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Securities of the record date or the date distributions by such Trust are payable, but in any event not less than one Business Day prior to such record date.

                 Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds to such account as may be designated by the Person entitled thereto as specified in the Security Register, so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date.

                 [If a Global Security, insert - Payment of the principal of [(and premium, if any)] and [if applicable, insert - any such] interest on this Security will be made by transfer of immediately available funds to a bank account in ______________ designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

                 The indebtedness evidenced by this Security is, to the extent provided in the Subordinated Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Subordinated Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Subordinated Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of the Subordinated Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this instrument to be duly executed under its corporate seal.

Dated: _______________________,_______

                                        EL PASO NATURAL GAS COMPANY

                                        By:_________________________________
                                           Name:____________________________
                                           Title: __________________________

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the within mentioned Subordinated Indenture.

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee

                                        By:_____________________________________
                                               Authorized Officer

                         [FORM OF REVERSE OF SECURITY]

                 This Security is one of a duly authorized issue of Securities of the Company, designated as its 4 3/4% Subordinated Convertible Debentures Due 2028 (herein called the "Securities"), limited in aggregate principal amount to
(a) $334,750,000 plus (b) such additional aggregate principal amount (which may not exceed $36,050,000 principal amount) of 1998A Debentures as shall be purchased in connection with the exercise by the Underwriters of the over-allotment option pursuant to the Underwriting Agreement, issued under a Subordinated Indenture, dated as of March 1, 1998, as supplemented by that certain First Supplemental Indenture (the "Supplemental Indenture"), dated as of March 17, 1998 (collectively referred to herein as the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the securities are, and are to be, authenticated and delivered.

                 All terms used in this Security which are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.

                 The Company shall have the right to redeem this Security, at the option of the Company, upon not less than 30 nor more than 60 days' notice, without premium or penalty, in whole or in part at any time on or after March 31, 2002 (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Securities) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional
Interest and Additional Sums to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 31:

Year                                    Redemption Price
----                                    ----------------
2002                                            102.850%
2003                                            102.375%
2004                                            101.900%
2005                                            101.425%
2006                                            100.950%
2007                                            100.475%
2008 and thereafter                                 100%

                 If the Securities are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid interest (including accrued and unpaid Additional Interest, if any) shall be payable to holders of record on the relevant record date.

                 In addition, if at any time prior to the Conversion Expiration Date less than ten percent (10%) in principal amount of the Securities originally issued by the Company remain outstanding, such Subordinated Debentures shall be redeemable, at the option of the Company, exercisable at any time in whole but not in part, at a Redemption Price equal to the aggregate unpaid principal amount thereof, and all accrued and unpaid interest due thereon.

                 So long as the corresponding Trust Securities are outstanding, the proceeds from the redemption of any of the Securities will be used by the Property Trustee to redeem Trust Securities. In addition, so long as the Trust Securities are outstanding, the proceeds from any repayment or prepayment of the Securities will be used to redeem Trust Securities in accordance with the Declaration.

                 If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee;

                 In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, except in the case of a Global Security in which case the Trustee may reflect a reduction in the principal amount of such Global Security by making a notation of same in the schedule included in such Global Security.

                 In case an Event of Default, as defined in the Subordinated Indenture, shall have occurred and be continuing, the principal of all of the Securities and the interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

                 If a Trust Special Event (as defined herein) shall occur and be continuing, this Security shall be exchangeable for Trust Securities in accordance with Section 5.3 of the Supplemental Indenture, unless a Trust Special Event is a Trust Tax Event (as defined herein), in which case this Security may be redeemed by the Company in accordance with Section 5.2 of the Supplemental Indenture.

                 "Trust Investment Company Event" means that the Property Trustee of the Trust, in its capacity on behalf of the El Paso Energy Capital Trust I (the "Trust"), shall have received an opinion of independent legal counsel having a national tax and securities practice and that is experienced in such matters (which opinion of counsel shall not have been rescinded by such law firm) to the effect that as a result of the occurrence on or after March 17, 1998 of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an unsubstantial risk that the Trust is or, within 90 days after such date, will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

         "Trust Special Event" means the occurrence of a Trust Investment Company Event or a Trust Tax Event.

                 "Trust Tax Event" means the receipt by the Property Trustee of the Trust, on behalf of the Trust, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion of counsel shall not have been rescinded by such law firm) to the effect that there has been (a) an amendment to, change or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after March 17, 1998 and that there is more than an insubstantial risk that (a) the Trust is or, within 90 days after such date, will be subject to United States federal income tax with respect to income accrued or received on the 1998A Debentures, (b) the Trust is or, within 90 days after such date, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges or (c) interest payable by the Company on the 1998A Debentures is not or, within 90 days after such date, will not be deductible for United States federal income taxes.

                 The Holder of this Security has the right, exercisable at any time through the close of business (New York time) on the Business Day immediately preceding the maturity of the 1998A Debentures (or, in the case of this Security being called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of 0.6011 shares of Common Stock (1.2022 shares of Common Stock immediately after giving effect to the two-for-one stock split to be effected by payment of a 100 percent stock dividend (on a per share basis), which dividend is payable on April 1, 1998 to stockholders of record on March 13, 1998) for each $50 in aggregate principal amount of the Security (equivalent to a Conversion Price of $83.18 per share of Common Stock (as determined prior to such two-for-one stock split)), subject to adjustment under certain circumstances. To convert this Security, the Holder hereof must (a) complete and sign a notice of conversion substantially in the form attached hereto, (b) surrender this Security to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.

                 If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

         The Subordinated Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants of the Subordinated Indenture and for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Subordinated Indenture.

                 The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the debt securities of each series to be affected under the Subordinated Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding debt securities of all series to be affected (voting as one class). The Subordinated Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding debt securities of all affected series (voting as one class), on behalf of the Holders of all debt securities of such series, to waive compliance by the Company with certain provisions of the Subordinated Indenture. The Subordinated Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of debt securities of any series then Outstanding to waive defaults under the Subordinated Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Subordinated Indenture and no provision of this Security or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Subordinated Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any of their respective agents may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Securities are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Subordinated Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 The Company and, by its acceptance of this Subordinated Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Subordinated Debenture agree that for United States federal, state and local tax purposes it is intended that this Subordinated Debenture constitutes indebtedness.

                 No recourse under or upon any obligation, covenant or agreement of or contained in the Subordinated Indenture or of or contained in any of the Securities, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood by each Holder that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the issuance of the Securities and the execution of the Subordinated Indenture.

         THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                ASSIGNMENT FORM

         To assign this Subordinated Debenture or the capital stock issuable upon conversion of this Subordinated Debenture in the event the Notice of Conversion is given, fill in the form below:

         (I) or (we) assign or transfer this Subordinated Debenture or such capital stock (as the case may be) to

      (Insert assignee's social security or tax identification number)

           ______________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint            agent to transfer this Subordinated Debenture
or such capital stock on the books of the Company. The agent may substitute another to act for him.

Your Signature:_________________________________________________________________
               (Sign exactly as your name appears on the other side of this Subordinated Debenture)

Date:_______________________________________

                                   SIGNATURES

Signature Guarantee:*
                     ___________________________________________________________


-------------------
         * Signature must be guaranteed by an institution which is a member of one following recognized Signature Guaranty
                 Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program
                 (MSP);  (iii) The Stock Exchange Medallion Program (SEMP);
                 or (iv) in such other guarantee programs acceptable to the Trustee.

                          FORM OF NOTICE OF CONVERSION

         To:     El Paso Natural Gas Company
                 The Chase Manhattan Bank, as Conversion Agent

                 The undersigned owner of this Subordinated Debenture hereby irrevocably exercises the option to convert this Subordinated Debenture, or the portion designated, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment above. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

   Date: ______________________________________________
                   in whole _________________
                   in part  _________________

                                      Portions of Subordinated Debenture to
                                      be converted ($50 or integral multiples
                                      thereof):
                                      $_______________________________________

                                      Signature (for conversion only):

                                       ________________________________________
                                       ________________________________________
                                       ________________________________________
                                       ________________________________________
                                       ________________________________________
                                       ________________________________________

                                       Please Print or Typewrite Name and
                                       Address, Including Zip Code, and
                                       Social Security or Other Identifying
                                       Number
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

Signature Guarantee: * ________________________________________

------------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                                   SCHEDULE*

                 The notations on the following table evidence decreases in the principal sum of this Security resulting from conversions or increases resulting from the exercise of the Over-Allotment Option. As used herein, the term "Over-Allotment Option" means that certain option to purchase up to 700,000 additional Trust Preferred Securities granted by the Trust to the Underwriters pursuant to the Underwriting Agreement, dated March 11, 1998, among the Company, the Trust and the Underwriters (as defined in the Supplemental Indenture).

         Decrease or Increase in                   Principal Sum                              Notation Made by
         Principal Sum                             remaining after Decrease or                Security Registrar
                                                   Increase
         ________________________________________________________________________________________________________

         ________________________________________________________________________________________________________

         ________________________________________________________________________________________________________

         ________________________________________________________________________________________________________


----------------------
*   Include in Global Security or Security held by Property Trustee.